(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PAR Technology Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

Ronald J. Casciano Chief Executive Officer and President	PAR Technology Corporation 8383 Seneca Turnpike New Hartford, NY 13413

April 15, 2013

Dear Shareholders:

You are invited to attend PAR Technology Corporation's 2013 Annual Meeting of Shareholders to be held on Thursday, May 30, 2013, at 3:00 PM, local time.  We are proud to hold the Meeting at one of our customer locations, The London NYC, 151 West 54th Street, New York, New York 10019.  During the Meeting we will present a report on our operations, followed by discussion of and voting on the matters set forth in the accompanying Notice of 2013 Annual Meeting of Shareholders and Proxy Statement and discussion of other business matters properly brought before the Meeting.  There will also be time for questions.

In addition to describing the business we will conduct at the Meeting, this Proxy Statement provides information about PAR that is of interest to all shareholders.

I hope you will attend our Annual Meeting of Shareholders on May 30, 2013.  Under New York Stock Exchange Rules, your broker is not permitted to vote on your behalf in an uncontested election of directors or corporate governance matters supported by management unless you provide specific instructions.  As a result, taking an active role in the voting of your shares has become more important than ever before.  Whether or not you plan to attend, you can ensure that your shares are represented at the Meeting by promptly voting and submitting your proxy by Internet or by telephone, or by completing, signing, dating and returning your proxy form in the prepaid envelope provided with the form.

Sincerely,

/s/Ronald J. Casciano
Chief Executive Officer and President

Important Notice of Internet Availability of
Proxy Materials for the Shareholder Meeting to be held on at 3:00 PM local time on May30, 2013:

The Proxy Statement, Proxy Card and the 2012 Annual Report on Form 10-K are available at:
www.partech.com/investors/proxy

You can access Internet voting at:
http://www.rtcoproxy.com/par

You can access toll free Telephone voting at:
1-877-603-0119

Printed Using Soy Ink

PAR Technology is concerned about our environment and preserving our world's natural resources.  If you are accessing this document on line, please consider the environment before you print.  If you are reviewing a hard copy of this document, when you are finished, please be considerate of the environment and recycle.

2013 Proxy Summary

This summary is intended to provide a quick source for information contained elsewhere in this Proxy Statement.  This summary does not contain all the information a shareholder should consider and you are encouraged to read the entire Proxy Statement carefully before voting your shares.

Annual Meeting Information:

•	Date and Time:	Thursday, May 30, 2013 at 3:00 PM, local time
•	Place:	The London NYC 151 West 54th Street New York, NY 10019
•	Record Date:	April 8, 2013

Meeting Agenda:
•	Call to Order
•	Report of Operations
•	Questions
•	Election of Directors
•	Non-binding advisory vote regarding the compensation of the Company's Named Executive Officers
•	Non-binding advisory vote to approve the frequency of future advisory votes on compensation of the Company's Named Executive Officers
•	Transact such other business as may properly come before the Meeting

Matters to be voted upon:

	Matter	Board's Recommended Vote	Page Reference for more detail
•	Election of Directors	FOR the Director Nominees	3
•	Non-binding advisory vote regarding the compensation of the Company's Named Executive Officers	FOR	26
•	Non- Executive Officers binding advisory vote to approve the frequency of future advisory votes on compensation of the Company's Named Executive Officers	EVERY ONE YEAR	27

i

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 30, 2013

Dear PAR Technology Shareholder:

The 2013 Annual Meeting of Shareholders (the "Meeting") of PAR Technology Corporation, a Delaware corporation (the "Company") will be held at one of our customer locations, The London NYC, 151 West 54th Street, New York, New York 10019 on Thursday, May 30, 2013, at 3:00 PM, local time, for the following purposes:
1.
To elect two Directors of the Company: one Director for a term of office to expire at the 2015 Annual Meeting of Shareholders and one Director for a term of office to expire at the 2016 Annual Meeting of Shareholders;

2.	To obtain a non-binding advisory vote regarding the compensation of the Company's Named Executive Officers;
3.	To obtain a non-binding advisory vote to approve the frequency of future advisory votes on compensation of the Company's Named Executive Officers; and
4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements of the Meeting.

The Board of Directors set April 8, 2013 as the record date for the Meeting.  This means that owners of the Company's Common Stock at the close of business on April 8, 2013 are entitled to receive this notice and to vote at the Meeting or any adjournments or postponements thereof.  A list of shareholders as of the close of business on April 8, 2013 will be made available for inspection by any shareholder, for any purpose relating to the Meeting, during normal business hours at our principal executive offices, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, beginning 10 days prior to the Meeting.  This list will also be available to shareholders at the Meeting.

Every shareholder's vote is important.  Whether or not you plan to attend in person, we request you vote as soon as possible.  Most shareholders have the option of voting their shares by telephone or via the Internet.  If such methods are available to you, voting instructions are printed on your proxy card or otherwise included with your proxy materials.  You may also vote by the traditional means of completing and returning the proxy card in the accompanying postage prepaid envelope.  If you vote by the telephone or Internet, there is no need to return your proxy card.

The proxy solicited hereby may be revoked at any time prior to its exercise by: (i) executing and returning to the address set forth above a proxy bearing a later date; (ii) voting on a later date via telephone or Internet; (iii) giving written notice of revocation to the Secretary of the Company at the address set forth above; or (iv) voting at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Viola A. Murdock
Assistant Secretary
April 15, 2013

ii

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PAR Technology Corporation
8383 Seneca Turnpike, New Hartford, NY  13413-4991

April 15, 2013

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

The enclosed proxy is solicited by the Board of Directors of PAR Technology Corporation (the "Board"), a Delaware corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at 3:00 PM, local time, on Thursday, May 30, 2013, at The London NYC, 151 West 54th Street, New York, New York 10019 and at any postponement or adjournment thereof.  The approximate date on which this Proxy Statement, the form of proxy and Annual Report for the fiscal year ending December 31, 2012 are first being sent or given to shareholders is April 15, 2013.

Purpose of Meeting
At the Meeting, the shareholders will be asked to consider and vote on the following matters:
1.
To elect two (2) Directors of the Company:  one Director for a term of office to expire at the 2015 Annual Meeting of Shareholders and one Director for a term of office to expire at the 2016 Annual Meeting of Shareholders;

2.	To obtain a non-binding advisory vote regarding the compensation of the Company's Named Executive Officers;
3.	To obtain a non-binding advisory vote to approve the frequency of future advisory votes on compensation of the Company's Named Executive Officers; and
4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements of the Meeting.

Each of the proposals is described in more detail in this Proxy Statement.

Record Date, Voting Rights, Methods of Voting
Only shareholders of record at the close of business on April 8, 2013 will be entitled to notice of and to vote at the Meeting or any postponements or adjournments of the Meeting.  As of that date, there were 15,335,441 shares of the Company's Common Stock, par value $0.02 per share (the "Common Stock"), outstanding and entitled to vote.  Treasury shares are not voted.  Each share of Common Stock entitles the shareholder to one vote on all matters to come before the Meeting including the election of the Directors.  The holders of shares representing a majority, or 7,667,721 votes, represented in person or by proxy, shall constitute a quorum to conduct business.

Broker discretionary voting (voting without specific instruction from the shareholder) has been eliminated in connection with uncontested election of directors and corporate governance matters supported by management.  As a result, broker discretionary voting will not be allowed in any of the above proposals. Every shareholder is encouraged to participate in voting.

The Company has also been advised that many states are strictly enforcing escheatment laws and requiring shares held in "inactive" accounts to escheat to the state in which the shareholder was last known to reside.  One way shareholders can ensure their account is active is to vote their shares.

Shareholders may vote in person or by proxy.  Shareholders of record can vote by telephone, via the Internet or at the Meeting.  If you are a beneficial shareholder, please refer to your proxy card or the information forwarded to you by your bank, broker or other holder of record to identify which options are available to you.  If you take advantage of telephone or Internet voting, you do not need to return your proxy card.  Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 3:00 AM on May 30, 2013.

A shareholder's right to attend the Meeting and vote in person will not in any way affected by the method by which the shareholder has voted.  The last vote of the shareholder is controlling.  If shares are held in the name of a bank, broker or other holder of record, the shareholder must obtain a proxy, executed in their favor, from the holder of record to be able to vote at the Meeting.  All shares that have been properly voted and not revoked will be voted at the Meeting.  When proxies are returned properly executed, the shares represented by the proxies will be voted in accordance with the directions of the shareholder.  In those instances where proxy cards are signed and returned, but fail to specify the shareholder's voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.  The proxy solicited hereby may be revoked at any time prior to its exercise by: (i) executing and returning to the address set forth above a proxy bearing a later date; (ii) voting on a later date via telephone or Internet; (iii) giving written notice of revocation to the Secretary of the Company at the address set forth above; or (iv) voting at the Meeting.

Voting
With respect to the election of the Directors, a shareholder may: (i) vote "FOR" the nominees named herein; or (ii) "WITHHOLD AUTHORITY" to vote for any or all such nominees.  The election of the Directors requires a plurality of the votes cast.  Accordingly, withholding authority to vote for any Director nominee will not prevent the nominee from being elected.

With respect to the non-binding advisory vote regarding the compensation of the Company's Named Executive Officers, a shareholder may: (i) vote "FOR"; (ii) vote "AGAINST"; or (iii) "ABSTAIN" from voting.  A majority of the votes cast by the holders of shares of Common Stock present or represented by proxy and entitled to vote thereon (a quorum being present) is required for approval.  A vote to abstain from voting on this proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum, and has the legal effect of a vote against the matter.

With respect to the non-binding advisory vote regarding the frequency of future advisory votes on Executive Compensation, a shareholder may: (i) vote "ONE YEAR"; (ii) vote "TWO YEARS"; (iii) vote "THREE YEARS"; or (iv) "ABSTAIN" from voting.  The frequency that receives the highest number of votes will be deemed to be the choice of the Shareholders.  A vote to abstain from voting on this proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum.

With respect to any other matter that properly comes before the Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

Electronic Access to Proxy Materials and Annual Report
This Proxy Statement, form of proxy and the Company's Annual Report to its shareholders for the year ended December 31, 2012, including audited consolidated financial statements are available on the Company's web site at www.partech.com/investors/proxy.

Proxy Solicitation and Costs
In addition to the use of the Internet and mail service, directors, officers, employees and certain stockholders of the Company may solicit proxies on behalf of the Company personally, by telephone or by facsimile or electronic transmission.  No additional compensation will be paid to such individuals.  The Company will bear the cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability, this Proxy Statement and any additional information furnished to shareholders.  The Company will also bear the cost of the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of shares of the Company's Common Stock.  The Internet and telephone voting procedures are designed to verify a shareholder's identity, allow the shareholder to give voting instructions and confirm that such instructions have been recorded properly.

Proposal 1:  Election of Directors

As required by the Company's Certificate of Incorporation, the members of the Board of Directors (the "Board") are divided into three classes with approximately one-third of the Board standing for election at each Annual Meeting.  The Directors are elected for the term specified, and hold office until their respective successors have been duly elected and qualified or until their resignation or removal, if earlier.  At this Meeting, two Directors will be elected:  One Class II Director will be elected for a two year term expiring at the Annual Meeting of Shareholders held in 2015; and one Class III Director will be elected for a three year term expiring at the Annual Meeting of Shareholders held in 2016.  The nominees of the Board of Directors for both positions, Ronald J. Casciano and Dr. John W. Sammon, are currently members of the Board, have been nominated for election by the Board upon recommendation of the Nominating and Corporate Governance Committee, and have consented to stand for election.  Brief biographies of Mr. Casciano and Dr. Sammon are provided below.

The Board has no reason to believe that either of the nominees will be unable or unwilling to serve if elected.  In the event either candidate shall become unwilling or unable to accept nomination or election as a Director, it is intended that such shares will be voted, by the persons named in the enclosed proxy, for the election of a substitute nominee selected by the Board, unless the Board should determine to reduce the number of Directors pursuant to the By-Laws of the Company.

The Board of Directors unanimously recommends a vote FOR the proposal to elect Mr. Casciano and Dr. Sammon.  Unless a contrary direction is indicated, shares represented by valid proxies that are not marked so as to withhold authority to vote for either or both of the nominees will be voted FOR the election of the nominees.

DIRECTORS AND CORPORATE GOVERNANCE

DIRECTORS

The name of the nominees and each of the Directors continuing in office, their ages as of April 15, 2013 (the approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent or given to shareholders), the year each first became a Director and the expiration of their current term in office (or, in the case of the nominees, the expiration of the term if elected at the Meeting) are set forth in the following table, which is followed by a brief biography.

Nominees for Director	Age	Director Since	Upon Election, Term Will Expire
Ronald J. Casciano	59	2013	2015 Annual Meeting of Shareholders
Dr. John W. Sammon	74	1968	2016 Annual Meeting of Shareholders
Continuing Directors	Age	Director Since	Term Expires
Kevin R. Jost	58	2004	2014 Annual Meeting of Shareholders
James A. Simms	53	2001	2014 Annual Meeting of Shareholders
Sangwoo Ahn	74	1986	2015 Annual Meeting of Shareholders

Nominees for Director
Ronald J. Casciano.  Mr. Casciano is the Chief Executive Officer and President of the Company.  Prior to his promotion in March 2013, Mr. Casciano served as the Company's Senior Vice President, Chief Financial Officer, and Treasurer since 2012.  He served as Vice President, Chief Financial Officer, and Treasurer since 1995.  Mr. Casciano joined the Company in 1983, and has served in several leadership roles with broad based management responsibilities, including accounting, finance, investor relations, information technology, human resources, and facilities.  Mr. Casciano is presently a member of the Board of Directors and Chairman of the Audit Committee of Veramark Technologies, Inc., a position he has held since 2011.  Mr. Casciano brings to the Board an in-depth understanding of the Company's finances and operations, financial and analytical skills as a certified public accountant, and a broad set of multi-functional management and organizational skills.  Nominated for membership to Class II of the Company's Board, Mr. Casciano was elected to the Board in March 2013, filling the vacancy created upon the resignation of Paul B. Domorski.

Dr. John W. Sammon.  Dr. Sammon is the founder of the Company, served as the Company's Chief Executive Officer, President and Chairman of the Board until he was succeeded by Mr. Domorski in April 2011 and currently serves on the Boards of various subsidiaries of the Company.  The extensive experience gained as leader of the Company since its inception gives Dr. Sammon an in depth understanding of the Company's business and its customers.  Dr. Sammon also brings to the Board his extensive leadership experience, strategic planning and broad organizational development expertise.  In April, 2011, Dr. Sammon was named Chairman Emeritus of the Board.  Dr. Sammon is a member of Class III of the Company's Board and has been a Director of the Company since 1968.  Dr Sammon is the father of Karen E. Sammon, President of ParTech, Inc., a wholly owned subsidiary of the Company.

Continuing Directors:
Sangwoo Ahn.  Mr. Ahn is presently a member of the Board of Directors of Furmanite Corporation, for which he serves as the Presiding Independent Director, Chairman of the Audit Committee, and Chairman of the Nominating and Corporate Governance Committee.  Mr. Ahn has been on the Board of Directors of Furmanite since 1989 (prior to May 2007, Furmanite Corporation was known as Xanser Corporation).  Within the last five years, Mr. Ahn has served as the Chairman of the Board of Quaker Fabric Corporation and as a member of the Board of Directors of Kaneb Services, LLC.  Mr. Ahn was one of the founders of the investment banking firm of Morgan Lewis Githens and Ahn, Inc.  In addition to his board leadership experience, Mr. Ahn brings to the Board a sophisticated financial background and is a financial expert within the meaning of the rules of the Securities Exchange Commission ("SEC"), and brings his knowledge of financial reporting and risk management.  Mr. Ahn is a member of Class II of the Company's Board.  Director Ahn is the Chairman of the Executive and Audit Committees of the Board and has been selected by the independent Directors to be the Presiding Director of the independent Directors.  On March 25, 2013, the Board also elected Mr. Ahn to be Chairman of the Board.  Mr. Ahn has been a Director of the Company since March 1986.

Kevin R. Jost. Mr. Jost is a member of the Board of Directors of Furmanite Corporation, for which he serves as the Chairman of the Compensation Committee, a position to which he was appointed in March 2010.  Mr. Jost retired in 2008 as President of Honeywell Imaging and Mobility, formerly Hand Held Products, Inc., which was acquired by Honeywell International Inc. in December 2007.  Hand Held Products was a global supplier of data collection and management solutions for in-premises, mobile and transaction processing applications.  Mr. Jost had been its President and Chief Executive Officer since the company's creation in 1999, when Welch Allyn Data Collection, Inc. merged with Hand Held Products, Inc.  Mr. Jost is a financial expert within the meaning of the rules of the SEC and brings to the Board his global technology business experience, his executive and organizational development experience, strategic planning and diversified business knowledge.  In 2012, Mr. Jost achieved the rank of National Association of Corporate Directors Board Leadership Fellow, the highest level of credentialing for corporate directors and corporate governance professionals, for the fiscal year 2013.  Mr. Jost is a member of Class I of the Company's Board and has been a Director of the Company since 2004.

James A. Simms.  Mr. Simms has been the Chief Financial Officer and a member of the board of directors of Vicor Corporation since April 2008.  Publicly-traded Vicor designs, develops, manufactures and markets modular power components and complete power systems primarily for the communications, information technology, industrial control and military electronics markets.  From March 2007 until joining Vicor in April 2008, Mr. Simms served as a Managing Director of Needham & Company, LLC, an investment banking firm and registered broker-dealer.  Mr. Simms is a financial expert within the meaning of the rules of the SEC and brings to the Board his financial reporting and risk management expertise, securities trading knowledge, as well as his experience in strategic planning and mergers, acquisitions, and divestitures.  Mr. Simms is a member of Class I of the Company's Board and has been a Director of the Company since October 2001.

CORPORATE GOVERNANCE

As provided by the By-Laws of the Company and the laws of the State of Delaware, the Company's state of incorporation, the business of the Company is under the general direction of the Board.  The Board is comprised of four non-management directors and one management director.
Director Independence.  The Board of Directors has affirmatively determined that three of the non-management directors (Directors Ahn, Jost and Simms) are "independent" under the listing standards of the New York Stock Exchange ("NYSE"), the Company's Standards of Independence, and pursuant to the Company's Corporate Governance Guidelines.  In order to assist the Board in making this determination, the Board has adopted standards of independence as part of the Company's Corporate Governance Guidelines, which are available on the Company's website at http://www.partech.com/wp-content/uploads/2012/01/PAR_Corp_Gov_Guidelines.pdf.  These standards identify, among other things, material business, charitable and other relationships that could interfere with a Director's ability to exercise independent judgment.  During 2012, there were no transactions, relationships or arrangements between the Company and Directors Ahn, Jost or Simms or any of their respective immediate family members or entities with which they are affiliated.  There are no family relationships between any of these Directors and any of the Company's executive officers ("Executive Officers").  The Executive Officers serve at the discretion of the Board.

Board Meetings and Attendance.  In 2012, the Board held 12 meetings and the standing Committees of the Board held a total of 18 meetings.  Each member of the Board attended at least 75% of the aggregate of all meetings of the Board and the committees on which they served.  It is the Company's policy to encourage Directors to attend the Meeting but such attendance is not required.  Last year, two members of the Board attended the Annual Meeting of Shareholders.

Board Leadership Structure.  On March 25, 2013, the Board, pursuant to its authority under the Company's By-Laws, amended the By-Laws to separate the Chairman of the Board from the office of Chief Executive Officer and elected Director Ahn to serve as non-executive Chairman of the Board.  The Board has determined that the separation of the Chairman of the Board and Chief Executive Officer roles is appropriate for the Company at this time because it enables the Chief Executive Officer to focus more closely on the day to day operations of the Company, which is particularly valuable when a new executive management team has been appointed.  The task of providing leadership of the Board will be the focus of the Chairman.  Particularly, the Board believes the election of a non-executive Chairman enables the leader of the Company's Board to better represent shareholder interests and provide independent evaluation of and oversight over management.  The Board also believes that such a separation is consistent with best practices of corporate governance of a publicly traded company.  Prior to March 25, 2013, the leadership structure was such that the role of Chairman of the Board and Chief Executive Officer was held by Paul B. Domorski.  To provide balance to the leadership of the Board, the independent Directors designated Director Ahn, Chairman of the Audit Committee, as the independent lead or Presiding Director with broad authority and responsibility.  In this role, Director Ahn, during 2012, scheduled and presided at 12 executive sessions of the independent Directors without any management Directors or employees present, and communicated with Mr. Domorski to provide feedback and recommendations of the independent Directors.

Board Oversight of Risk Management.  The Company views oversight of risk management as a responsibility of the Board.  Throughout the year, the Board dedicates a portion of its meetings to review and discuss specific risk topics in detail.  In addition, at least twice each year the Board holds a comprehensive review with the management of each business segment during which the respective leaders of the Company's business units present to and discuss with the Board the strategic and operational risks facing the management team with Board follow-up as appropriate.  The Audit Committee oversees the Company's risk policies and processes relating to the financial statements and financial reporting processes, including internal controls over financial reporting.  The Audit Committee meets regularly with the Company's management, its Internal Audit function, and its independent public accounting firm regarding these matters and the effectiveness of such controls and processes.  The Audit Committee regularly reports on such matters to the full Board.

Committees.  The Board has four standing committees:  Executive; Audit; Compensation; and Nominating and Corporate Governance.  Pursuant to the Company's By-Laws the Board may designate members of the Board to constitute such other committees as the Board may determine to be appropriate.  The members of each of the four standing committees and the number of meetings held by each committee in 2012 are set forth in the following table.

Name	Executive	Audit	Compensation	Nominating and Corporate Governance
Mr. Ahn	Chair	Chair	X	X
Mr. Jost	X	X	Chair	X
Dr. Nielsen*		X	X	X
Dr. Sammon	X
Mr. Simms		X	X	Chair
2012 Meetings	1	7	9	1

* Dr. Nielsen ceased membership on the Company's Board as of June 7, 2012

Executive Committee.  The Executive Committee has the delegated authority, subject to the limitations of the General Corporation Law of the State of Delaware; the Company's Certificate of Incorporation; and the Company's By-Laws, to exercise all powers of the Board in the management and direction of the business and affairs of the Corporation in all cases in which specific direction has not been provided by the Board.  The Executive Committee meets when required on short notice during intervals between meetings of the Board.

Audit Committee.  Pursuant to its charter, the Audit Committee assists the Board in oversight of the Company's accounting and financial reporting processes, systems of internal control, the audit process of the Company's financial statements, and the Company's processes for monitoring compliance with laws and regulations and the Company's code of ethics and conduct.  As required by the New York Stock Exchange ("NYSE") and the committee charter, the Audit Committee consists of a minimum of three members, each of whom has been determined by the Board to meet the independence standards adopted by the Board.  Until the retirement of Dr. Nielsen from the Board in June 2012, the Audit Committee consisted of four members.  The standards adopted by the Board incorporate the independence requirements of the NYSE Corporate Governance Standards and the independence requirements set forth by the SEC.  The Board has determined that each of the members of the Audit Committee are "independent" as this term is defined by the NYSE in its listing standards, the members of the Audit Committee meet SEC standards for independence of audit committee members and no member of the Audit Committee has a material relationship with the Company that would render that member not to be "independent".  The charter requires all members of the Committee to be financially literate at the time of their appointment to the Committee, or within a reasonable time thereafter.  The Board has determined that Directors Ahn, Jost, and Simms are each an "audit committee financial expert", as defined by the SEC.  The number of meetings of the Audit Committee indicated in the table above includes meetings held separately with management, the Company's Internal Audit function, and the independent public accounting firm, as well as separate executive sessions with only independent Directors present.  The Report of the Audit Committee begins on page 9 of this Proxy Statement.

Compensation Committee.  In accordance with its charter and the requirements of the NYSE, the Compensation Committee is comprised of a minimum of three directors.  Until the retirement of Dr. Nielsen from the Board in June 2012, the Compensation Committee consisted of four members.  The Board has determined that each of the members of this committee has met the independence standards adopted by the Board which incorporate the independence requirements of NYSE listing standards.  Meeting as needed, but no less than once per year, the Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluates performance in light of those goals and objectives and determines and approves the compensation level (including any long-term compensation components) and benefits based on this evaluation.  In addition, the recommendations of the Chief Executive Officer regarding the compensation, benefits, stock grants, stock options and incentive plans for all Executive Officers of the Company are subject to the review and approval of the Compensation Committee.  The Compensation Committee also reviews and makes recommendations to the Board regarding the level and form of compensation for non-employee Directors in connection with service on the Board and its committees.

The Compensation Committee engaged the Burke Group as its compensation consultant for the 2012 fiscal year to provide market trend information in connection with both director and executive compensation.  The Burke Group was tasked with assisting the Committee in understanding trends and best practices for director and executive compensation in public companies and assessing market practices in connection with executive salaries and long- and short-term incentives.  In addition, the consultant developed recommendations for executive compensation reflecting the Company's strategic plans and compensation philosophy, while being consistent with market practices.  It was in this framework, that the Burke Group provided the Committee assistance in developing grant terms under the Company's 2005 Equity Incentive Plan incorporating long-term performance goals aligning the interests of executives with those of the Company's shareholders.  While the Burke Group provided benchmark data and a general framework for comparisons, the ultimate decisions regarding executive compensation remained with the Compensation Committee.  Except for providing services to the Compensation Committee, the Burke Group has not provided any other services to the Company, any member of the Company's management, or any member of the Compensation Committee.

Nominating and Corporate Governance Committee.  Pursuant to its charter and NYSE listing standards, the Nominating and Corporate Governance Committee is composed of a minimum of three independent directors.  As was the case with the Audit and Compensation Committees, discussed above, the Nominating and Corporate Governance Committee consisted of the four independent directors of the Board until the retirement of Dr. Nielsen from the Board in June 2012.  The Nominating and Corporate Governance Committee assists the Board in meeting its responsibilities to:  identify and recommend qualified nominees for election to the Board; develop and recommend to the Board a set of corporate governance principles, as set forth in the Company's Corporate Governance Guidelines; adopt a corporate code of ethics and conduct, as set forth in the Company's Code of Business Conduct and Ethics; and monitor the compliance with, and periodically review and make recommendations to the Board regarding the Company's governance.  The Board has determined that each of the members of the Nominating and Corporate Governance Committee has met the independence standards adopted by the Board which incorporate the independence requirements of NYSE listing standards.

Committee Charters.  Each of the Audit, Compensation, and Nominating and Corporate Governance Committees operate under a written charter approved by the Board.  These charters are reviewed regularly by the respective committees, which may recommend appropriate changes for approval by the Board.  Copies of the charters for the Audit, Compensation, and Nominating and Corporate Governance Committees are posted on the Company's website and a printed copy of these documents may be obtained without charge by written request.  Requests can be made via the Internet or by mail.  The respective website and address for making such requests for printed copies of these and other available documents may be found under the heading "Available Information" on page 28 of this Proxy Statement.

Presiding Director and Executive Sessions.  The independent Directors have chosen Director Ahn to preside at regularly scheduled executive sessions of the independent Directors of the Company.  Among his duties and responsibilities in this capacity, Director Ahn chairs and has the authority to call and schedule Executive Sessions and communicates with the Chief Executive Officer and the Board to provide feedback and recommendations of the independent Directors.  The independent Directors met in executive session with only independent Directors being present a total of 12 times during 2012.

Communication with the Board.  Interested parties may send written communication to the Board as a group, the independent Directors as a group, the Presiding Director, or to any individual Director by sending the communication c/o Corporate Secretary, PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413.  Upon receipt, the communication will be relayed to Director Ahn, if it is addressed to the Board as a whole, to the Presiding Director, or to the independent Directors as a group, or, if the communication is addressed to an individual Director, to the individual Director.  All communications regarding financial accounting, internal controls, audits and related matters will be referred to the Audit Committee.  Interested parties may communicate anonymously if they so desire.

Director Nomination Process.  The Nominating and Corporate Governance Committee reviews possible candidates for the Board and recommends nominees to the Board for approval.  The Nominating and Corporate Governance Committee considers potential candidates from many sources including shareholders, current Directors, company officers, employees, and others.  On occasion, the services of a third party executive search firm are used to assist in identifying and evaluating possible nominees.  Shareholder recommendations for possible candidates for the Board should be sent to:  Nominating and Corporate Governance Committee, c/o Corporate Secretary, PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413.  Regardless of the source of the recommendation, the Nominating and Corporate Governance Committee screens all potential candidates in the same manner.  In identifying and considering candidates, the Committee considers the requirements set out in the charter of the Nominating and Corporate Governance Committee.  The criteria include specific characteristics, abilities and experience considered relevant to the Company's businesses, including:

•	the highest character and integrity with a record of substantial achievement;
•	demonstrated ability to exercise sound judgment generally based on broad experience;
•	active and former business leaders with accomplishments demonstrating special expertise;
•	skills compatible with the Company's business objectives; and
•	diversity reflecting a variety of personal and professional experience and background.

In addition to the non-exhaustive criteria set forth in the charter of the Nominating and Corporate Governance Committee, the committee also considers the requirements set forth in the Company's Corporate Governance Guidelines, as well as the needs of the Company and the range of talent and experience represented on the Board.  When considering a candidate, the committee will determine whether requesting additional information or an interview is appropriate.  The minimum qualifications and specific qualities and skills required for a candidate are set forth in the Company's Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, which are posted on the Company's website and printed copies are available, without charge, upon written request to the Company.  The website and address to send such requests may be found under the heading "Available Information" on page 28 of this Proxy Statement.

Code of Business Conduct and Ethics.  To ensure the Company's business is conducted in a consistently legal and ethical manner, all of the Company's Directors and employees, including the Company's principal executive officer, the principal financial officer, the principal accounting officer, controller and all other Executive Officers are required to abide by the Company's Code of Business Conduct and Ethics (the "Code").  The Code is designed to deter wrongdoing and to promote: (a) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (b) full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the SEC and other public communications; (c) compliance with applicable governmental laws, rules and regulations; (d) the prompt internal reporting of violations of the Code to the appropriate person(s) identified in the Code; and (e) accountability for adherence to the Code.  A printed copy of the Code may be obtained without charge by making a written request to the Company.  Information regarding where such requests should be directed can be found on page 28 of this Proxy Statement under the heading "Available Information".  In addition, the Company's website http://www.partech.com/wp-content/uploads/2012/01/Code of Business_Conduct_and_Ethics.pdf provides access to the full text of the Company's Code.  The Company intends to disclose future amendments to, or waivers from, provisions of the Code that apply to the Executive Officers and Directors and relate to the above elements by posting such information on its website within five calendar days following the date of such amendment or waiver.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report is subject to the disclaimer regarding "filed" information and incorporation by reference contained on page 28 of this Proxy Statement.

The Audit Committee of the Board is composed of a minimum of three independent members of the Board.  The independence of the members of the Committee has been determined by the Board based upon its independence standards which incorporate the SEC's independence requirements for members of audit committees and NYSE listing rules.  In addition, the Board has determined that Directors Ahn, Jost and Simms are each an "audit committee financial expert" as defined by rules set forth by the SEC.  During 2012, the Audit Committee met seven times.  Until June 2012, the Committee was composed of four independent members of the Board.  Following the retirement of Dr. Nielsen from the Board in June 2012, the membership was reduced to three.

The Audit Committee operates under a written charter approved and adopted by the Board. The charter is reviewed annually for changes as appropriate and is available on the Company's website or in hardcopy, upon request (See "Available Information" on page 28 of this Proxy Statement). Acting on behalf of and reporting to the Board, the Audit Committee provides oversight of the financial management, independent auditors and financial reporting process of the Company. The Audit Committee is responsible for selecting the independent auditors for the Company. During 2012, the Audit Committee determined the timing was appropriate for a periodic review of the firm selected as the Company's independent registered public accounting firm to audit the Company's financial statements. Following a competitive process, the Committee determined a change was appropriate and on June 21, 2012, BDO USA, LLP ("BDO") replaced KPMG LLP ("KPMG") as the Company's independent registered public accounting firm. The audit reports of KPMG on the Company's consolidated financial statements as of and for the years ended December 31, 2011 and 2010 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with KPMG's audits for the years ended December 31, 2011 and 2010, and the subsequent interim period through June 21, 2012, there were no "disagreements" as described in Item 304(a)(1)(iv) of Regulation S-K, between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its reports on the Company's financial statements for periods. In addition, no "reportable events" as described in Item 304(a)(1)(v) Regulation S-K, occurred during the years ended December 31, 2011 and 2010 and the subsequent interim period through June 21, 2012. During the Company's two most recent fiscal years and the period through June 21, 2012, neither the Company nor anyone on its behalf consulted with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither was a written report or oral advice provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or a "reportable event" (as described in Item 304(a)(1)(v) of Regulation S-K). In deciding to appoint BDO, the Audit Committee considered independence matters and concluded that BDO had no prior relationships with the Company that would impair its independence.

The Company's management is responsible for establishing and maintaining adequate internal financial controls, preparing the Company's consolidated financial statements in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"), and the financial reporting process.  The responsibility for auditing the Company's consolidated financial statements and providing an opinion as to whether the Company's consolidated financial statements fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company in conformity with U.S. GAAP rests with the Company's independent registered public accounting firm.

The Company's internal audit function ("Internal Audit") and the Company's independent public accounting firm have unrestricted access to the Audit Committee.  Throughout the year the Audit Committee met and discussed with the Company's internal auditors, KPMG and BDO (during their respective engagement periods) the overall scope and plans for their respective audits, the results of their examinations, and their assessment of the overall quality of the Company's financial reporting.  In addition, the Audit Committee met and discussed with Internal Audit their evaluation of the Company's internal controls.  These meetings were held both with and without Company management present.

KPMG and BDO (during their respective engagement periods) provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG and BDO the matters in those written disclosures, as well as each firm's independence from the Company and its management.  The Audit Committee has reviewed, met and discussed with KPMG and BDO such other matters as are required to be discussed with the Committee by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties).

The Audit Committee, in the context of the above, has reviewed, met and discussed with management, BDO, and Internal Audit: (a) the audited consolidated financial statements in the Annual Report for the year ended December 31, 2012 (including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements); and (b) management's assessment of the effectiveness of the Company's internal control over financial reporting in compliance with Section 404 of the Sarbanes Oxley Act of 2002. Management represented to the Audit Committee that the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2012 were prepared in accordance with U.S. GAAP. In addition, the Audit Committee has held private sessions regarding these matters with the Company's Chief Financial Officer, Chief Accounting Officer, Internal Audit and BDO. In reliance on the reviews and discussions with both management and BDO referred to above, the Audit Committee recommended to the Board on March 8, 2013, and the Board approved, the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

The Audit Committee considered and pre-approved any non-audit services provided by KPMG and BDO during 2012 and 2011 and the fees and costs billed and expected to be billed by each of the firms for those services.  The Audit Committee also considered whether the non-audit services provided by the firms are compatible with maintaining auditor independence.  In reliance on the reviews and discussions with the Company's management, BDO and KPMG, the Committee is satisfied that non-audit services provided to the Company by BDO and KPMG are compatible with and did not impair the independence of either of the firms.  A breakdown of the fees and costs billed to the Company by BDO and KPMG during 2012 and to KPMG in 2011 is provided below in this Proxy Statement under the heading, "Principal Accounting Fees and Services".

This report is provided by the following independent directors, who comprise the Audit Committee.

Sangwoo Ahn (Chairman)	Kevin R. Jost	James A. Simms

Principal Accounting Fees and Services

The following table presents fees billed to the Company for professional services rendered by BDO USA, LLP during the year ended December 31, 2012 and KPMG LLP during the years ended December 31, 2012 and December 31, 2011.

	BDO USA, LLP	KPMG LLP
Type of Fees	2012	2012	2011
Audit Fees	$350,000	$99,000	$546,000
Audit-Related Fees	0	0	$291,000
Tax Fees	0	0	$8,000
All Other Fees	0	0	0
Total:	$350,000	$99,000	$845,000

In accordance with the SEC's rules and definitions, the categories of fees in the above table are defined as follows:
Audit Fees are fees for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.
Audit-Related Fees are fees in connection with the audit of the Company's logistics management business pursuant to the Asset Purchase and Sale Agreement with ORBCOMM Inc. dated December 23, 2011.
Tax Fees are fees for professional services for federal, state and international tax compliance, tax advice and tax planning.
All Other Fees are for any services not included in the first three categories.
Consistent with SEC policies regarding auditor independence, the Audit Committee has established a policy to pre-approve all auditing services and permitted non-audit services, including the fees and terms thereof, performed by the independent registered public accounting firm.  As such, all auditing services and permitted non-audit services, including the fees and terms thereof, performed by the independent registered public accounting firm were pre-approved.  The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of the Company's independent registered public accounting firm.
The Audit Committee has selected BDO USA, LLP to serve as the Company's independent principal accountant for the current year.  One or more representatives of BDO are expected to be in attendance at the Meeting, where they will have the opportunity to make a statement if they so desire, and be available to answer appropriate questions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 28, 2013, by each Director, each of the Named Executive Officers, all Directors and Executive Officers as a group and certain other principal beneficial holders.  Under SEC regulation "beneficial ownership" is defined as sole or shared voting or dispositive power over the Company's common stock.

Name of Beneficial Owner or Group (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Paul B. Domorski	182,750 (4)	*
Dr. John W. Sammon	5,162,196 (5)	33.67%
Ronald J. Casciano	173,100 (6)	*
Sangwoo Ahn	113,100 (7)	*
Kevin R. Jost	15,000 (8)	*
James A. Simms	53,100 (9)	*
Stephen P. Lynch	36,000 (10)	*
All Directors and Executive Officers as a Group (12 persons)	6,096,230	39.10%
Other Principal Beneficial Owners
Deanna D. Sammon	2,092,596 (11)	13.65%
J.W. Sammon Corp. 408 Lomond Place, Utica, NY 13502 and Sammon Family Limited Partnership 408 Lomond Place, Utica, NY 13502	2,062,096 (12)	13.65%
Edward W. Wedbush P.O. Box 30014 Los Angeles, CA 90090	847,368 (13)	5.52%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	769,830 (14)	5.02%

*    Represents less than 1%

(1)	Except as otherwise noted, the address for each beneficial owner listed above is c/o PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413-4991.
(2)	Except as otherwise noted, each individual has sole voting and investment power with respect to all shares.
(3)
Percent of Class is calculated utilizing 15,330,718, which is the sum of the number of the Company's outstanding shares as of February 28, 2013, and the number of options held by the named beneficial owners, if any, that become exercisable within 60 days thereafter.

(4)
Includes: (a) 24,000 shares held by Mr. Domorski; (b) 62,500 stock options vested as of March 19, 2013; (c) 66,250 stock options which Mr. Domorski would have had a right to purchase as of April 29, 2013 but which terminated upon his resignation on March 19, 2013; and (d) 30,000 unvested Restricted Stock Awards for which the Company is exercising its right to repurchase at $0.02 per share.

(5)
Includes 100 shares held jointly with Dr. Sammon's wife, Deanna D. Sammon, and 2,062,096 shares held by the Sammon Family Limited Partnership, for which Dr. Sammon possesses shared voting and dispositive power.  The figure does not include 30,400 shares beneficially owned by Mrs. Sammon in which Dr. Sammon disclaims beneficial ownership.

(6)	Includes 62,500 shares Mr. Casciano has or will have the right to purchase as of April 29, 2013 pursuant to the Company's stock option plans and 43,000 shares pledged as security.
(7)	Includes 19,100 shares Mr. Ahn has or will have the right to purchase as of April 29, 2013 pursuant to the Company's stock option plans.
(8)
Includes 9,134 shares Mr. Jost has or will have the right to purchase as of April 29, 2013 pursuant to the Company's stock option plans and 12,500 shares held jointly with Mr. Jost's spouse, Candace A. Jost.

(9)
Includes 5,600 shares Mr. Simms has or will have the right to purchase as of April 29, 2013 pursuant to the Company's stock option plans.  Includes 42,300 shares pledged as security.  Includes 35,500 shares which Mr. Lynch has or will have the right to acquire as of April 29, 2013 pursuant to the Company's

(10)	Includes 35,500 shares which Mr. Lynch has or will have the right to acquire as of April 29, 2013 pursuant to the Company's stock option plans.
(11)
Information related to this shareholder was obtained from Schedule 13G filed with the SEC on February 14, 2013 by John W. Sammon, Deanna D. Sammon, J.W. Sammon Corp. and Sammon Family Limited Partnership ("the Partnership").  Amount includes 30,400 shares for which Mrs. Sammon holds sole voting and dispositive power and 2,062,196 shares held by the Partnership for which Ms. Sammon possesses shared voting and dispositive power.  Excludes 3,100,000 owned by Ms. Sammon's spouse, Dr. John W. Sammon, as to which she disclaims beneficial ownership.

(12)
Information related to this shareholder was obtained from Schedule 13G filed with the SEC on February 14, 2013, by John W. Sammon, Deanna D. Sammon, J.W. Sammon Corp ("JWSC"), and Sammon Family Limited Partnership (the "Partnership").  2,062,196 shares are held by the Partnership.  JWSC is general partner of the Partnership.  Dr. Sammon and his spouse, Deanna D. Sammon are the sole owners of JWSC.  The Partnership and JWSC, as general partner of the Partnership, each possess sole voting and dispositive power over the shares.  Dr. and Mrs. Sammon are the sole owners of JWSC and, as such, hold shared voting and dispositive power over the shares.  As a result, the Partnership, JWSC, John W. Sammon and Deanna D. Sammon are each deemed to be beneficial owners of the 2,062,196 shares held by the Partnership.

(13)
Information related to this shareholder was obtained from Schedule 13G/A filed with the SEC on February 15, 2013 by Edward W. Wedbush, Wedbush, Inc., and Wedbush Securities, Inc.  Edward W. Wedbush reports he possesses sole voting and dispositive power of 272,883 shares, shared voting power of 745,276 shares and shared dispositive power of 847,368 shares.  Mr. Wedbush reports he is Chairman of the Board and possesses approximately 50% ownership of the issued and outstanding shares of Wedbush, Inc. Wedbush, Inc. reports sole voting and dispositive power of 431,953 shares, shared voting power of 472,393 shares and shared dispositive power of 574,485 shares. Wedbush Inc. is the sole shareholder of Wedbush Securities, Inc.  Mr. Wedbush is President of Wedbush Securities, Inc. which reports sole voting and dispositive power of 40,440 shares, shared voting power of 99,925 shares and shared dispositive power of 202,017 shares.  The reporting parties indicate in their filing that the inter-relationship of the parties should not be construed as an admission of beneficial ownership by Mr. Wedbush of the securities held or controlled by Wedbush, Inc. or Wedbush Securities Inc.

(14)
Information related to these shareholders was obtained from Schedule 13G/A filed with the SEC on February 11, 2013 by Dimensional Fund Advisors LP a Delaware limited partnership.  Dimensional Fund Advisors LP possesses sole voting power of 756,073 shares and sole dispositive power of 769,830 shares and is deemed to be the beneficial owner of an aggregate of 769,830 shares  In its filing, Dimensional Fund Advisors LP states it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds".) In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds.  In its role as investment advisor, sub-advisor and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively "Dimensional") possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds.  However, all securities reported in the Schedule 13G are owned by the Funds.  Dimensional disclaims beneficial ownership of such securities and states that the filing of the Schedule 13G shall not be construed as an admission that Dimensional Fund Advisors LP or any of its affiliates is a beneficial owner for any other purposes than Section 13(d) of the Security Exchange Act of 1934.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE.  Such persons are required by SEC regulations to furnish the Company with copies of all such filings.  Based solely on its review of the copies of such reports received by the Company and written representations from reporting persons, the Company believes that during 2012 all reports for the Company's executive officers and Directors that were required to be filed under Section 16(a) were filed on a timely basis.

DIRECTOR COMPENSATION

Directors who are employees of the Company are not separately compensated for serving on the Board.  All Directors are reimbursed for reasonable expenses incurred in attending meetings.  For 2012, Director compensation consisted of (i) a fixed annual cash retainer paid to Directors (with no additional attendance fee for attendance at Board and committee meetings), and (ii) an award, subject to vesting provisions, of 10,000 shares of restricted stock to independent Directors.  The Compensation Committee engaged the Burke Group as its compensation consultant for 2012 to provide market trend information in connection with compensation of the Company's Directors.  The Burke Group was tasked with assisting the Committee in understanding trends and best practices in connection with director compensation in public companies.  The Compensation Committee utilized the information provided by the compensation consultant in formulating its recommendations to the Board in connection with compensation to the Company's outside Directors.  Upon recommendation of the Compensation Committee, effective April 1, 2012, the Board increased the annual cash retainer to independent directors from $65,000 to $75,000, increased the annual cash retainer for service as the Presiding Director and Chairman of the Audit Committee from $10,000 to $15,000, and increased the annual cash retainer for non-independent, non-management directors from $50,000 to $60,000.  Restricted stock awarded to independent Directors vests at the rate of 25% every 90 days from the date of grant, with full vesting occurring 360 days after the date of grant, provided, as of the vesting dates, the independent Director's position had not been vacated by reason of resignation or removal for cause.  Under terms of the grants transfer of such stock is prohibited while the recipient serves as a Director except to the extent necessary to provide reimbursement for taxes incurred as a result of the vesting of such grants.  The grants also stipulate that the Board may, in its discretion, waive any forfeiture triggered by the vacating of the independent Director and allow the grants to vest as scheduled.  In 2012, the Board waived any forfeitures triggered by Dr. Nielsen's decision not to stand for re-election to the Board and allowed for accelerated vesting of the 2012 restricted stock award to Dr. Nielsen of 10,000 shares.

The following table shows compensation information for the Company's non-management Directors for fiscal 2012.

Director Compensation for Fiscal 2012

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen-sation ($)	Total ($)
Sangwoo Ahn	86,250(2,3)	50,800	0(4)	0	0	0	137,050
Kevin R. Jost	72,500(2)	50,800	0(5)	0	0	0	123,300
Dr. Paul D. Nielsen	35,000(2,6)	50,800	0(7)	0	0	0	85,800
Dr. John W. Sammon	57,500(8)	0	0	0	0	0	57,500
James A. Simms	72,500(2)	50,800	0(9)	0	0	0	123,300

(1)
The dollar amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.    Assumptions made in these valuations are discussed in footnote 7 of the Company's 2012 Consolidated Financial Statement included in the Company's Annual Report on 10-K filed with the SEC on March 14, 2013.  There can be no assurance that the grant date fair value amounts will be realized.  Each independent Director received a grant for 10,000 restricted shares of the Company's common stock on March 20, 2012, at $.02 per share.  The grant date fair value of the aforementioned grants to each of the independent Directors was $5.08.

(2)
Upon recommendation of the Compensation Committee, effective April 1, 2012, the Board increased the annual cash retainer to independent directors from $65,000 to $75,000. The dollar amount reflects the prorated portion of each rate received by the Director during their respective effective periods.

(3)
Upon recommendation of the Compensation Committee, effective April 1, 2012, the Board increased the annual cash retainer for service as the Presiding Director and Chairman of the Audit Committee from $10,000 to $15,000.  The dollar amount includes the sum of $13,750 which is the prorated portion of each rate received by Director Ahn during their respective effective periods for his service as the Presiding Director and Chairman of the Audit Committee.

(4)	At the end of 2012, Mr. Ahn had options to purchase an aggregate of 19,100 shares of the Company's common stock and total aggregate restricted stock awards of 34,000 shares.
(5)	At the end of 2012, Mr. Jost had options to purchase an aggregate of 9,134 shares of the Company's common stock and total aggregate restricted stock awards of 34,000 shares.
(6)	The dollar amount reflects the total cash retainer received by Dr. Nielsen during 2012 for service through June 7, 2012, his date of departure from the Board.
(7)
As of June 7, 2012, the date he departed from the Board, Dr. Nielsen had options to purchase an aggregate of 5,600 shares of the Company's common stock and total aggregate restricted stock awards of 34,000 shares.

(8)
Upon recommendation of the Compensation Committee, effective April 1, 2012, the Board increased the annual cash retainer for non-independent non-management directors from $50,000 to $60,000.  The dollar amount reflects the prorated portion of each rate received by Dr. Sammon during their respective effective periods.

(9)	At the end of 2012, Mr. Simms had options to purchase an aggregate of 5,600 shares of the Company's common stock and total aggregate restricted stock awards of 34,000 shares.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS

The following table lists all persons who served as executive officers of the Company during all or part of 2012, and all persons chosen to become executive officers in 2013, their respective ages as of April 15, 2013, positions held by such persons, and occupations for the last five years.  Unless otherwise stated, all of the current executive officers of the Company are serving open ended terms.  There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Positions	Occupation for Last 5 Years
Ronald J. Casciano	59	•Chief Executive Officer, President and Treasurer, PAR Technology Corporation (as of March 25, 2013) •Senior Vice President, Chief Financial Officer and Treasurer, PAR Technology Corporation
On March 25, 2013, Mr. Casciano was named Chief Executive Officer and President and continues to hold the office of Treasurer of PAR Technology Corporation.  Mr. Casciano, a Certified Public Accountant, had been Vice President, Chief Financial Officer and Treasurer of the Company since June 1995.  In 2012, he was promoted to Senior Vice President.  Mr. Casciano held the office of Chief Accounting Officer of the Company from 2009 to May 2012.

Paul B. Domorski	56	Chairman, Chief Executive Officer and President, PAR Technology Corporation (through March 19, 2013)
Mr. Domorski had been elected Chairman, Chief Executive Officer and President of the PAR Technology Corporation in April 2011 and resigned from the Company in March 2013.  Previously, Mr. Domorski served as President, Chief Executive Officer and a Director of EMS Technologies, Inc., a publicly-traded manufacturer of communication equipment and systems which was acquired by Honeywell International, Inc. in 2011.  Prior to joining EMS, he was vice president of service operations at Avaya Corporation. He served as President and Chief Executive Officer during the restructuring of RSL Communications Ltd., an international provider of communications services.

Lawrence W. Hall	53	President, PAR Springer-Miller Systems, Inc.
Mr. Hall was named President, PAR Springer-Miller Systems, Inc., a wholly owned subsidiary of the Company, in August 2008.  Previously, Mr. Hall was President and Chief Executive Officer of Hotel Booking Solutions, Inc.

Robert P. Jerabeck	57	Executive Vice President and Chief Operating Officer, PAR Technology Corporation
Mr. Jerabeck was appointed Executive Vice President and Chief Operating Officer of the Company effective as of April 15, 2013.  Prior to joining the Company, Mr. Jerabeck, held various positions with a unit of Honeywell International Inc., Honeywell Scanning and Mobility, a global supplier of data collection and management solutions for in-premises, mobile and wireless applications.  From March 2012 until joining the Company, Mr. Jerabeck served as Director, Quality Assurance, and, from May 2011 through September 2012, he led the integration of the EMS Global Tracking and LXE businesses acquired by Honeywell Scanning and Mobility.  Mr. Jerabeck served as Chief Technology Officer for Honeywell Scanning and Mobility from January 2008 to May 2011.  At the time of its acquisition by Honeywell in December 2007, Mr. Jerabeck held the position of Chief Operating Officer for Hand Held Products, Inc., which he joined in 1986.

Stephen P. Lynch	56	President, PAR Government Systems Corporation and Rome Research Corporation
Mr. Lynch was named President of two of the Company's wholly owned subsidiaries, PAR Government Systems Corporation and Rome Research Corporation, in January 2008.  Previous to his appointment to the position of President, Mr. Lynch served as Executive Vice President of PAR Government Systems Corporation since July 2006.

Steven M. Malone	32	Vice President, Chief Accounting Officer and Corporate Controller, PAR Technology Corporation
Mr. Malone, a Certified Public Accountant, was named Vice President and Chief Accounting Officer of the Company in May 2012. Mr. Malone holds these positions concurrently with the position of Corporate Controller, a position he has held from June 2010.  Prior to joining the Company as the Director of Financial Analysis and Planning in May 2009, Mr. Malone was employed by KPMG LLP as Audit - Senior Manager.

Karen E. Sammon	48	President, ParTech, Inc.
Ms. Sammon was named President, ParTech, Inc., a wholly owned subsidiary of the Company, effective April 1, 2013.  Ms. Sammon is the former Senior Vice President of The CBORD Group, Inc. ("CBORD") which she joined in 2010.  CBORD is a provider of cashless card solutions, food and nutrition service management software, and integrated security solutions for colleges and universities, healthcare facilities, supermarkets, and corporations.  While at CBORD, Ms. Sammon had responsibility for strategic planning and P&L management of the US and Asia-Pacific operations.  Prior to joining CBORD, Ms. Sammon held a variety of positions with ParTech, Inc. from 1993 to 2010, including Chief Product & Strategy Officer; President, PAR Software Solutions; Vice President, Business Development and Director of Marketing.  Ms. Sammon is the daughter of Dr. John W. Sammon, Director, Chairman Emeritus and Founder of the Company.

EXECUTIVE COMPENSATION

The Company qualifies as a "smaller reporting company" as defined by Item 10(f) of Regulation S-K.  As such, the "Named Executive Officers" for the Company are limited to the Company's principal executive officer and the two most highly compensated other executive officers who were servicing as executive officers at the end of the Company's last completed fiscal year.  The following narrative describes the Company's compensation objectives, policies and elements of compensation for its executive officers, including its Named Executive Officers for 2012:  Paul B. Domorski, Chief Executive Officer and President; Ronald J. Casciano, Chief Financial Officer; and Stephen P. Lynch, President of PAR Government Systems Corporation and Rome Research Corporation, wholly owned subsidiaries of the Company.  Specific discussion regarding the method used to determine compensation for these Named Executive Officers for the 2012 fiscal year is also provided which includes the material factors necessary for an understanding of the information provided in the Summary Compensation Table which follows.
Philosophy
The Company's compensation philosophy regarding executive compensation is to structure programs that motivate executive officers to grow the Company's revenues and profits, creating long-term value for shareholders.  To achieve this, compensation programs have been designed and implemented to reward executive officers for operating performance, leadership, align their interests with shareholders, and encourage them to remain with the Company.
Objectives
The Company's compensation objectives are to:
•	Reward performance and behaviors that reinforce the values of leadership, integrity, accountability, teamwork, innovation, and quality;
•	Achieve the Company's overall performance goals;
•	Ensure the alignment of compensation with the performance objectives of each of our employees, including executive officers; and
•	Ensure alignment with management and shareholder interests.

Compensation Policy
Consistent with our philosophy, the Compensation Committee designs compensation programs for the Company's executive officers in accordance with the following overriding policies:
•	Compensation must be tied to the Company's general performance and achievement of financial and strategic goals;
•	Compensation opportunities should be competitive with those provided by other companies of comparable size engaged in similar businesses; and
•	Compensation should provide incentives that align the long-term financial interests of the Company's executive officers with those of its shareholders.
In the view of the Compensation Committee, compensation paid to the executive officers, including the Named Executive Officers, in 2012 was consistent with the above policies.  The primary responsibility of the Company's Chief Executive Officer and its other executive officers is the enhancement of shareholder value through balancing the requirements of long-term growth with the achievement of short term performance.  The contribution an executive officer has made to achieve the Company's short term strategic performance objectives as well as that executive officer's anticipated contribution toward long term objectives provide the basis upon which the executive officer's individual compensation awards are established.

Compensation Consultant
The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its duties.  For 2012, the Compensation Committee engaged the Burke Group as its independent advisor with respect to executive compensation and incentive plan design.  During 2012, the Burke Group's services to the Compensation Committee included providing an overview of current trends and best practices for executive compensation in public companies, benchmark data for salaries, incentives and equity grants, long-term incentive design alternatives, and pay recommendations based on objectives, compensation philosophy, and market practices.  Except for providing services to the Compensation Committee, the Burke Group has not provided any services to the Company, any member of the Company's management, or any member of the Compensation Committee.

Elements of Executive Compensation
To meet its compensation policy objectives, the Company compensated executive officers through a combination of Base Salary, Incentive Compensation (short and long-term), Equity Compensation, Deferred Compensation, and various benefits, including medical and 401(k) plans generally made available to all employees of the Company.
The determination of the Company's executive officers' compensation is solely within the purview of the Compensation Committee.  In determining and assessing the appropriateness of the compensation for all executive officers, the Compensation Committee solicits and considers the self assessment of each executive as to his or her performance against pre-established goals and objectives, as well as the executive's involvement in the day to day operations of the relevant business unit.  In addition, the Compensation Committee also engaged an independent compensation consultant that supplied benchmark data from two third party surveys: the Towers Watson Top Management Compensation Report and the Economic Research Institute Executive Compensation Assessor.  These third party compensation surveys are utilized by the Compensation Committee to evaluate the compensation levels of chief executive officers at companies of similar size and geographic location within the high technology sector.
In deciding compensation programs for the Chief Executive Officer, the Compensation Committee considered the third party information, market trends and best practices along with an assessment of individual contribution.  The Chief Executive Officer does not have any role in establishing his compensation.
Base Salary.  In setting the annual base salary of the Chief Executive Officer and in reviewing and approving the annual base salaries of the other executive officers, the Compensation Committee considered the salaries of executives in similar positions, the level and scope of responsibility, experience and performance of the individual executive officers, the financial performance of the Company and other overall general economic factors.
The Compensation Committee utilizes the benchmark data mentioned previously when reviewing annual base salaries.  An objective of the Compensation Committee is to approve the salary for each executive officer near the average midpoint for similar positions identified in the surveys, taking into account variables such as industry, company size, geographic location, and comparison of duties.  Consideration is also given to the individual performance of that executive officer, the performance of the organization over which the executive officer has responsibility, the performance of the Company and general economic conditions (with each factor being weighted as the Compensation Committee deems appropriate).
Incentive Compensation.  The purpose of the Company's incentive compensation program for its executive officers is to provide financial incentive for meeting and exceeding pre-established financial performance goals for the respective businesses under their control.  In general, the financial performance goals of the executive officers are approved by the Board.
For 2012, the financial performance measure taken into consideration to determine an appropriate incentive compensation bonus for executive officers was Consolidated Net Income and Business Unit Profit Before Tax.  In 2012, the annual incentive compensation targets for the Named Executive Officers ranged from 50% to 65% of base salary. Named Executive Officers may earn from 0% to 200% of the individual target established for their business depending on actual financial performance compared to the actual goals of the operating plan.  The incentive compensation bonus (assuming that each of the two aforementioned performance objectives were achieved at 100%) that could have been paid to Mr. Domorski, as a percentage of base salary, was 65%, while the percentage of base salary that could have been paid to Mr. Casciano and Mr. Lynch was 50%.  The calculation of the award is based on performance level achievement of greater than 80% of the established goal.  Cash payments are made following the completion of the Company's yearly audit.
For 2012, total awards paid to executive officers based on performance of their respective business units could not exceed a pre-determined percentage of consolidated net profit.  Mr. Domorski and Mr. Casciano were measured on the performance of the Company as a whole, and due to the net loss incurred by the Company for the year, neither received incentive compensation for 2012.  Mr. Lynch is measured on the performance of the Government segment and received incentive compensation of $219,000, representing 160% of potential, for 2012 performance of the two business units that make up the Government segment.

Equity Compensation.  In keeping with its philosophy of providing long-term financial incentives that relate to improvement in long-term shareholder value, the Company initiated a Long Term Incentive ("LTI") Program under the Company's 2005 Equity Incentive Plan.  This program provided equity awards to Mr. Domorski and Mr. Casciano with a value at the time of grant of $187,500 and $125,000, respectively.  Each award consisted of options for the purchase of Company common stock, time-vested 25% per year over four years, representing 20% of the value of the award, and performance shares (i.e. restricted stock vesting over four years based on achievement of certain financial performance objectives, representing 80% of the value of the award.  For these awards, the financial performance objectives were a series of annual Earnings Per Share targets, with 25% of performance shares vesting annually upon achievement of these targets from year end 2012 through April 2016.  The plan allows for a catch-up of vesting, if targets are not reached in the current year, but achieved in subsequent years during the four-year period.  The terms of the grants under the LTI Program contain customary restrictions on transfer of shares, as well as non-compete, non-solicitation and non-recruitment restrictions for one year following termination of employment.  The terms of the grants also provide for the "claw back" (i.e. reversal of an award) of vested awards and any profits from exercise of options issued under the awards in the event vesting or profits are later determined, by the Board, to have resulted from materially inaccurate financial information.  The terms of the awards made to Messrs. Domorski and Casciano can be found as exhibits to the Company's Quarterly Report on Form 10-Q for the first quarter of 2012, filed with the SEC on May 15, 2012.
In 2012, the Earnings per Share targets were not met, and, as such, the performance share portion of the 2012 grant for Mr. Domorski and Mr. Casciano did not vest.
Stock options granted under the 2005 Equity Incentive Plan may be either Incentive Stock Options as defined by the Internal Revenue Code ("Incentive Stock Options") or options which are not Incentive Stock Options ("Non-Qualified Stock Options").  Options generally become exercisable no less than one year after their grant and expire 10 years after the date of the grant.  Option grants are discretionary and the amount of the grant reflects of the value of the recipient's position, as well as the current performance and continuing contribution of that individual to the Company.
Benefits and Perquisites.  The Company provides partial payment for medical, dental and vision insurance, 401(k) plan with profit sharing and disability and life insurance benefits to its Named Executive Officers consistent with that offered generally to its employees.  In addition, Named Executive Officers are provided a limited number of perquisites, the primary purpose of which is to minimize distractions from the executives' attention to important Company objectives.
PAR Technology Corporation Retirement Plan.  The Named Executive Officers are eligible to participate in the PAR Technology Corporation Retirement Plan (the "Retirement Plan").  The Retirement Plan has a deferred profit-sharing component that covers substantially all the employees of the Company including the Named Executive Officers.  The Company's annual profit sharing contribution to the Retirement Plan is at the discretion of the Board.  The Retirement Plan also contains a 401(k) provision that allows employees to contribute a percentage of their salary, pre-tax, up to certain tax code limitations.  The Company matches the deferrals of all participants in the Retirement Plan, including the Named Executive Officers, at the rate of 10%.
Deferred Compensation.  The Company sponsors a Non-Qualified Deferred Compensation Plan for a select group of highly compensated employees that includes the Named Executive Officers.  Participants may make voluntary deferrals of their salary to the plan in excess of tax code limitations that apply to the Company's Retirement Plan.  The Board also has the sole discretion to make Company contributions to the plan on behalf of employee participants, although it did not make any such employer contributions in 2012.

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Named Executive Officers of a publicly held company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m).  The Company's primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company's long-term strategic goals and to enhance stockholder value.  In general, stock options granted under the Company's 2005 Equity Incentive Plan are intended to qualify under and comply with the "performance based compensation" exemption provided under Section 162(m), thus excluding from the Section 162(m) compensation limitation any income recognized by executives at the time of exercise of such stock options.  Because salary and bonuses paid to Named Executive Officers have been below the $1,000,000 threshold, the Committee has elected, at this time, to retain discretion over bonus payments, rather than to ensure that payments of salary and bonus in excess of $1,000,000 are deductible.  The Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering the Company's compensation programs.
Role of Executive Officers
The Company's Chief Executive Officer reports on his evaluations of executive officers, including the other Named Executive Officers.  He makes compensation recommendations to the Compensation Committee for the other Named Executive Officers with respect to base salary and annual and long-term incentives.  In 2012, the Chief Financial Officer met with the Compensation Committee to discuss and evaluate the financial implications of compensation related decisions.
In 2012, the Company's Chief Financial Officer took direction from and brought suggestions to the Compensation Committee on compensation matters for the Named Executive Officers.  He oversaw the actual formulation of plans incorporating the suggestions of the Compensation Committee and he provided information to the Compensation Committee on how employees were evaluated and the overall results of the evaluations.  He also assisted the Chair of the Compensation Committee in preparing the agenda for its meetings.

Employment and Severance Agreements
On March 19, 2013 Mr. Domorski resigned from his positions of Chairman of the Board, Chief Executive Officer and President of the Company.  In connection with his resignation, the Company and Mr. Domorski entered into a separation agreement, superseding all prior agreements and understandings, providing for separation pay of $750,000 in exchange for a general release of the Company from any claims by Mr. Domorski and other customary separation provisions.

On March 25, 2013 the Board appointed Ronald J. Casciano to the position of Chief Executive Officer and President.  In connection with his promotion, Mr. Casciano entered into an employment agreement with the Company under which his employment is "at will" and provides for the following: (a) an annual base salary of $350,000; (b) a one-time transition bonus of $30,000; (c) participation in the Company's Incentive Compensation Plan at the rate of 32.5% for 2013 and thereafter at a rate of 65% of his annual base salary for on plan performance against financial targets associated with the Company's Annual Operating Plan and specific business objectives as established by the Board (any payment based on 2013 performance will be pro-rated from March 25, 2013, through December 31, 2013, while participation in the Company's Incentive Compensation Plan for the period from January 1, 2013, thru March 24, 2013, will be based on Mr. Casciano's previous rate, which was 25% of his annual base salary); (d) subject to approval and terms established by the Board on the grant date, a grant under the PAR Technology Corporation 2005 Equity Incentive Plan of (i) 30,000 shares of restricted stock with long-term performance based vesting as established by the Board and (ii) 15,000 stock options vesting at the rate of 25% each year on the anniversary of the date of the grant (any termination of employment prior to the completion of the performance period specified in the grants would result in forfeiture of such portion of the grants that exceed the pro-rata portion of the period of performance correlating to the period of employment); (e) subject to approval and terms established by the Board on the grant date, a grant of 40,000 shares of restricted stock with performance based vesting as established by the Board (any termination of employment prior to the completion of the performance period specified in the grant would result in forfeiture of such portion of the grant that exceeds the pro-rata portion of the period of performance correlating to the period of employment); and (f) continued participation in the Company's retirement plan, as well as provision of insurance benefits and other customary benefits offered to the Company's senior executives.  Any termination of Mr. Casciano's employment without cause prior to March 25, 2014, would result in a severance payment of an amount equal to that amount of his annual base salary that he would have received if he were to have continued to be employed through March 25, 2014, and a pro-rated portion of any current year cash payment due to him under the Company's incentive compensation plan.  Such payments would be subject to and conditioned upon execution of a general release of claims.

From January 1, 2013 until his promotion in March, Mr. Casciano had no employment arrangement with the Company and was an employee "at will" with severance to be consistent with the Company's policy and practices.  From December 10, 2010 through December 31, 2012, Mr. Casciano and the Company had entered into an employment agreement in connection with his positions as Senior Vice President, Chief Financial Officer and Treasurer and his prior positions of Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer, which provided for: (a) compensation at an annualized salary rate of a minimum of $250,000; (b) participation in the Company's Incentive Compensation Plan at the rate of 50% of his annual base salary; and (c) an automobile lease allowance up to $600 per month.  Under the employment arrangement with Mr. Casciano, termination without cause would have resulted in a severance amount equal to his then current annual base salary and, in the event such termination occurred on or after October 1 of a fiscal year, a pro-rated portion of any current year cash payment due to him under the Company's incentive compensation plan. Under the employment arrangement with Mr. Casciano, termination without cause would entitle Mr. Casciano to a severance amount equal to his then current annual base salary and, in the event such termination occurred on or after October 1 of a fiscal year, a prorated portion of that fiscal year's Incentive Compensation that would have been payable to him had he remained employed through December 31.  Such payments would be subject to and conditioned upon execution of a mutually agreeable separation agreement which would include a general release of claims and Mr. Casciano's compliance with confidentiality obligations.

From April 2011 until his resignation in March 2013, Mr. Domorski and the Company had an employment agreement in connection with Mr. Domorski's position as Chairman of the Board, Chief Executive Officer and President providing for: (a) an initial term of two years, after which Mr. Domorski would be an employee "at will"; (b) an annual base salary of $400,000; (c) participation in the Company's Incentive Compensation Plan at the rate of 65% of his annual base salary; (d) new hire option award of 250,000 non-qualified stock options with vesting at 25% annually on each of the next four anniversaries of the grant; (e) accelerated vesting of all unvested equity interests upon a change of control event; and (f) reimbursement for transportation and accommodations associated with his presence at the Company's headquarters.  Under the terms of the employment agreement, any termination by the Company without cause prior to April 26, 2015 or termination by Mr. Domorski for "good reason", as defined in the agreement, would trigger immediate vesting of 50% of any unvested portion of the 250,000 non-qualified stock options granted upon hire.  Immediate vesting of all unvested equity interests would be triggered by any change of control event as defined in his agreement.  Pursuant to the agreement, severance payments would result in the event of termination without cause prior to April 26, 2013, in an amount equal to (a) the greater of one year of Mr. Domorski's annual base salary, or the amount of his annual base salary for the period commencing on the termination date through April 25, 2013 and (b) an amount equal to the prior year's annual cash bonus paid to him, if any.  In the event of termination by Mr. Domorski for "good reason", as defined in the agreement, termination without cause on or after April 26, 2013, or as a result of a change of control approved by the Board, resulting severance payments would equal the sum of Mr. Domorski's annual base salary and an amount equal to the prior year's annual cash bonus paid to him, if any.  In the event of termination resulting from a change of control not approved by the Board, the resulting severance payment would be equal to three times the sum of Mr. Domorski's annual base salary and an amount equal to the prior year's annual cash bonus paid to him, if any.

Summary Compensation Table

The following table provides information concerning the compensation of the Company's Chief Executive Officer and the two other most highly compensated executive officers (the "Named Executive Officers") for fiscal 2012 and 2011.  For a complete understanding of the table, please read the narrative disclosures above, as well as the footnotes that follow the table.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul B. Domorski Chairman, President and Chief Executive Officer, PAR Technology Corporation	2012	413,558	--	--	29,781	--	--	27,982(7)	471,321
	2011	276,923	--	--	593,694	--	--	17,803(7)	888,420(8)

Stephen P. Lynch President, PAR Government Systems Corporation and Rome Research Corporation	2012	275,000	--	--	--	219,000	--	16,713	510,713
	2011	256,304	--	--	62,520	192,713	--	9,012	520,549

Ronald J. Casciano Sr. Vice President, Chief Financial Officer, and Treasurer, PAR Technology Corporation	2012	277,116	--	--	19,854	--	9,361	15,672	322,003
	2011	250,000	--	--	--	--	--	18,935	268,935

(1)
Amounts reported in column (c) reflect base salaries earned by the Named Executive Officers for the listed fiscal year.  Amounts shown are not reduced to reflect the Named Executive Officer's elections, if any, to defer receipt of salary into the Company's Deferred Compensation Plan.

(2)
The Company granted 30,000 and 20,000 performance based awards during 2012 to Messrs. Domorski and Casciano, respectively.  The dollar amounts reflected above represent the compensation expense recognized during 2012 in accordance with FASB ASC Topic 718.  Assumptions made in these valuations are discussed in Note 7 to the Company's 2012 Consolidated Financial Statement included in the Company's Annual Report on Form 10-K filed with the SEC on March 14, 2013.  The aggregate grant date fair value as computed in accordance with FASB ASC Topic 718, assuming the highest level of performance conditions will be achieved, are $143,400 and $95,600 for Messrs. Domorski and Casciano, respectively.

(3)
The Company granted 15,000 and 10,000 stock options during 2012 to Messrs. Domorski and Casciano, respectively, and 250,000 and 30,000 stock options during 2011 to Messrs. Domorski and Lynch, respectively.  The dollar amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  Assumptions made in these valuations are discussed in Note 7 to the Company's 2012 and 2011 Consolidated Financial Statement included in the Company's Annual Reports on Form 10-K filed with the SEC on March 14, 2013 and April 4, 2012.  There can be no assurance that the grant date fair value amounts will be realized.  As reflected in the Outstanding Equity table below, pursuant to the terms of the grants to Mr. Domorski, all unvested options terminated upon his resignation on March 19, 2013.

(4)
Amounts reported in column (g) represent the amounts paid under the Incentive Compensation element of the Company's Executive Compensation Plan during the years indicated in respect of service performed during those years.  A description of the Incentive Compensation element is contained in the discussion of Executive Compensation under the section entitled "Incentive Compensation" on page 18.  Amounts shown are not reduced to reflect the Named Executive Officer's elections, if any, to defer receipt of salary into the Deferred Compensation Plan.

(5)
Amounts reported in column (h) consist of above-market or preferential earnings during years indicated on compensation that was deferred in or prior to such years under the PAR Technology Corporation Deferred Compensation Plan.

(6)
In addition to any perquisites identified for the individual Named Executive Officers, the amounts reported in column (i) consists of Company contributions to the Company's qualified plan and matching contribution to the 401(k); personal vehicle use; and imputed income on Company payment of term life insurance premiums as determined under the Internal Revenue Code.

(7)	Includes payments made for an apartment on Mr. Domorski's behalf of $17,820 in 2012 and $10,395 in 2011.
(8)	Compensation information for Mr. Domorski reflects a partial year commencing in April 2011 when he joined the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the Named Executive Officers at December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Awards: Market or Payout Value of Unearned Shares Units or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul B. Domorski	62,500(1) 0(2)	187,500(1,3) 15,000(2,3)	0	$4.81 $4.78	04/21/21 04/23/22	0	0	30,000(9)	147,000(9)
Ronald J. Casciano	60,000(4) 0(5)	0 10,000(5)	0	$6.01 $4.78	10/13/14 04/23/22	0	0	20,000(9)	98,000(9)
Stephen P. Lynch	20,000(6) 6,000(7) 7,500(8)	0(6) 4,000(7) 22,500(8)	0	$6.25 $4.73 $4.25	01/08/18 02/24/19 05/11/21	0	0	0	0

(1)
These options were granted on April 21, 2011.  The options will vest 25% each year as follows:  62,500 on April 25, 2012, 62,500 shares on April 25, 2013, 62,500 shares on April 25, 2014 and the remaining 62,500 shares on April 25, 2015.

(2)
These options were granted on April 23, 2012.  The options will vest 25% each year as follows:  3,750 on April 23, 2013, 3,750 shares on April 23, 2014, 3,750 shares on April 23, 2015 and the remaining 3,750 shares on April 23, 2016.

(3)	Pursuant to the terms of the grant, all unvested options terminated upon Mr. Domorski's resignation on March 19, 2013.
(4)	These options were granted on October 13, 2004 and became fully vested on April 13, 2009.
(5)
These options were granted on April 23, 2012.  The options will vest 25% each year as follows:  2,500 on April 23, 2013, 2,500 shares on April 23, 2014, 2,500 shares on April 23, 2015 and the remaining 2,500 shares on April 23, 2016.

(6)
These options were granted on January 8, 2008.  The options vested 20% on the six month anniversary of the grant date, with the remainder vesting in equal quarterly installments over the next 48 months.

(7)	These options were granted on February 24, 2009. The options vest 20% annually over a five-year period.
(8)	These options were granted on May 11, 2011. The options will vest 25% each year over the next four years on the anniversary of the date of the grant.
(9)
The Company granted 30,000 and 20,000 performance based awards to Messrs. Domorski and Casciano, respectively.  The dollar amounts reflected above represent the compensation expense recognized during 2012 in accordance with FASB ASC Topic 718.  Assumptions made in these valuations are discussed in Note 7 to the Company's 2012 Consolidated Financial Statement included in the Company's Annual Report on 10-K filed with the SEC on March 14, 2013.  The aggregate grant date fair value as computed in accordance with FASB ASC Topic 718, assuming the highest level of performance conditions will be achieved, are $143,400 and $95,600 for Messrs. Domorski and Casciano, respectively.

Equity Compensation Plan Information

The following table shows the number, as of December 31, 2012, of equity securities authorized for issuance under the Company's equity incentive plans, differentiated by those compensation plans that have been previously approved by shareholders and those compensation plans that have not been previously approved by shareholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	717,584	$5.37	1,277,066(*)
Equity compensation plans not approved by security holders	0	0	0
Total	717,584	$5.37	1,277,066

(*)	This total does not reflect shares which were subsequently returned to the Company's 2005 Equity Incentive Plan as a result of expirations and or cancellations of grants during the first quarter of 2013.

Transactions with Related Persons

For the Company's last fiscal year beginning January 1, 2012 and ending December 31, 2012, and for the Company's 2011 fiscal year, beginning January 1, 2011 and ending December 31, 2011, there were no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, except for the following:

•
John W. Sammon, III, and Karen E. Sammon, both members of Dr. Sammon's immediate family, are principals in Sammon and Sammon, LLC, doing business as Paragon Racquet Club.  Paragon Racquet Club leases a portion of the Company's facilities at New Hartford, New York on a month to month basis at the base rate of $9,775 and an aggregate annual amount of $117,300 in addition to memberships to the Company's local employees valued at $25,000.  The Company provides goods, services and utilities to Paragon Racquet Club incident to its operation valued at $61,000.

•

John W. Sammon, III, a member of Dr. Sammon's immediate family, was an employee of PAR Logistics Management Systems Corporation ("PAR LMS"), a subsidiary of the Company, until January 12, 2012 where he served as President.  Mr. Sammon's total compensation for 2011 and 2012 was $154,000, and $328,831 respectively.  Mr. Sammon's 2012 compensation was comprised of his salary, an incentive bonus in connection with the divestiture of substantially all the assets of PAR LMS to ORBCOMM Inc. and a severance payment triggered by a change in control arrangement in place with Mr. Sammon and other executive-level employees of PAR LMS.

•

John W. Sammon, III, a member of Dr. Sammon's immediate family, together with other former executive-level employees of PAR LMS now employed by ORBCOMM, Inc. entered into an incentive arrangement with the Company in July 2012 whereby the participants would be paid a percentage of the dollar amount received by the Company in connection with contingent consideration payable to the Company based on ORBCOMM achieving certain agreed-upon targets for calendar years 2012 through 2014 pursuant to the terms of the Asset Purchase and Sale Agreement dated December 23, 2011 formalizing the divestiture of substantially all the assets of PAR LMS to ORBCOMM Inc.  Achievement of 100% of the contingent consideration targets would result in a payment to Mr. Sammon of $150,000.  To date, no contingent consideration targets have been achieved.

Subsequent to the end of the last fiscal year, Karen E. Sammon, a member of the immediate family of Dr. John W. Sammon, Director and Chairman Emeritus of the Company's Board of Directors and a beneficial owner of more than five percent of the Company's outstanding Common Stock, became the President of ParTech, Inc., a wholly owned subsidiary of the Company, effective April 1, 2013.  Ms. Sammon's employment arrangement, which is consistent with her peers, provides for: (a) an annual base salary of $275,000; (b) participation in the Company's Incentive Compensation Plan at the rate of 25% of her annual base salary for 2013 and thereafter at a rate of 50% of her annual base salary for "on plan" performance against financial targets associated with the Company's Annual Operating Plan and specific business objectives as established by the Board (any payment based on 2013 performance will be pro-rated from April 1, 2013, through December 31, 2013); (c) subject to approval and terms established by the Board on the grant date, a grant under the PAR Technology Corporation 2005 Equity Incentive Plan of (i) 30,000 shares of restricted stock with long-term performance based vesting as established by the Board and (ii)15,000 stock options vesting at the rate of 25% each year on the anniversary of the date of the grant (any termination of employment prior to the completion of the performance period specified in the grants would result in forfeiture of such portion of the grants that exceed the pro-rata portion of the period of performance correlating to the period of employment); (d) participation in a long term incentive cash program being developed by the Company with a starting value indexed at $100,000 on the date of the grant with vesting upon attainment of financial goals to be established by the Board at the end of a three-year performance period; and (e) participation in the Company's retirement plan, as well as provision of insurance benefits and other customary benefits offered to the Company's senior executives.

Policies and Procedures With Respect to Related Party Transactions

The Company's written Policy on Related Party Transactions requires Controllers of all subsidiaries to review on a quarterly basis all transactions and potential transactions for related party involvement.  All identified transactions, if any, are reported to the Company's principal financial officer and the Company's legal counsel.  Approval or ratification by the Nominating and Corporate Governance Committee is required for any transaction or series of transactions exceeding $120,000 in which the Company is a participant and any related person has a material interest.  Related persons would include the Company's Directors and executive officers and their immediate family members as well as any person known to be the beneficial owner of more than 5% of the Company's common stock.

Under the Company's Corporate Governance Guidelines and Code of Business Conduct & Ethics, all Directors and executive officers and employees of the Company have a duty to report, which includes reports to the Company's Compliance Officer and to the Nominating and Corporate Governance Committee or Audit Committee, potential conflicts of interests, including transactions with related persons.  All related party transactions, other than compensation arrangements, expense allowances and other similar items in the ordinary course of business are disclosed in the Company's financial statements.  Compensation paid by the Company for service to an employee, even if the aggregate amount involved exceeds $120,000, are not reviewed by the Nominating and Corporate Governance or Audit Committees unless the Compliance Officer, Chief Financial Officer or legal counsel believe such compensation to be inconsistent with peers of the related party within the Company or the Company's compensation practices in general.

Proposal 2:	Non-binding Advisory Vote Regarding the Compensation of the Company's Named Executive Officers

In accordance with Section 14A of the Security Exchange Act of 1934, as amended, and the regulations promulgated there under, shareholders are being asked to provide a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402(m) through (q) of Regulation S-K compensation tables and narrative discussion set forth in this Proxy Statement is hereby APPROVED.

The compensation paid to the Company's Named Executive Officers is disclosed in the narrative discussion and compensation tables and on pages 17 through 24 of this Proxy Statement.  As a smaller reporting company, the Company provides disclosures pursuant to Item 402 (m) through (q) of Regulation S-K promulgated under the Security Exchange Act of 1934 ("Regulation S-K").  While the Company's smaller reporting company status exempts it from Item 402(b) of Regulation S-K which imposes compensation discussion and analysis of its executive compensation practices, the Company has elected to continue to provide information regarding its objectives and practices regarding executive compensation in order to give its shareholders transparency into its compensation philosophy and practices.  As discussed in the disclosures contained in the Executive Compensation section of this Proxy Statement, the Company believes its compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long term interests of building shareholder value.

A shareholder vote on Proposal 2 is advisory in nature and, therefore, not binding on the Company, the Compensation Committee or the Board.  The vote will not be construed to create or imply any change to the fiduciary duties for the Company, the Compensation Committee or the Board.  However, the opinions of the Company's shareholders are valued and to the extent there is any significant vote against the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement, the Company, the Compensation Committee, and the Board will consider shareholder concerns and will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the proposal to approve the compensation of the Company's Named Executive Officers, as disclosed pursuant to Item 402(m) through (q) of Regulation S-K compensation tables and narrative discussion set forth in this Proxy Statement.  Unless a contrary direction is indicated, shares represented by valid proxies that are not marked with a vote in connection with Proposal 2, will be voted FOR the proposal.

Proposal 3:	Non-binding Advisory Vote to Approve the Frequency of Future Advisory Votes on Compensation of the Company's Named Executive Officers

In accordance with Section 14A of the Security Exchange Act of 1934, as amended, and the regulations promulgated there under, shareholders are being asked to provide a non-binding advisory vote to approve the frequency with which the Company's shareholders shall have the advisory vote on executive compensation provided for in Proposal 2 above.

The Company is presenting this Proposal 3, which gives shareholders the opportunity to provide input as to how often they wish to have an opportunity to provide the Company with a non-binding advisory vote on executive compensation, similar to Proposal 2 above.  Specifically, shareholders are being asked whether the advisory vote should occur every year, every other year, or every three years.  The Board asks that you support a frequency period of every one year for future non-binding, advisory shareholder votes on the compensation of the Company's Named Executive Officers.

Shareholders are being asked to vote on the following resolution:

RESOLVED, that the frequency with which the shareholders of the Company shall have a non-binding advisory vote on the compensation of the Company's Named Executive Officers set forth in the Company's proxy statement is every ___________:

Available choices:
•	ONE YEAR;
•	TWO YEARS;
•	THREE YEARS; or
•	ABSTAIN from voting

The Board believes holding a non-binding shareholder advisory vote on the compensation of the Company's Named Executive Officers on annual basis will enhance shareholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about its executive compensation philosophy.

As with the vote on Proposal 2 above, shareholder votes on this Proposal 3 is advisory, and therefore, is not binding on the Company, the Compensation Committee, or the Board.  The vote will not be construed to create or imply any change to the fiduciary duties for the Company, the Compensation Committee or the Board.  However, the opinions of the Company's shareholders are valued and to the extent there is any significant vote in favor of one frequency over the other options, the Company will consider the shareholders' preference and the Board will evaluate any appropriate next steps.

The Board of Directors recommends a vote such that the frequency with which the shareholders of the Company shall have a non-binding advisory vote on the compensation of the Company's Named Executive Officers set forth in the Company's proxy statement be every ONE YEAR.  Unless a contrary direction is indicated, shares represented by valid proxies that are not marked with a vote in connection with Proposal 3 will be voted "ONE YEAR".

OTHER MATTERS

Other than as described in the materials of this Proxy Statement, the Board knows of no matters that will be presented at the Meeting for action by shareholders.  However, if any other matters properly come before the Meeting, or any postponement or adjournment thereof, the persons acting by authorization of the proxies will vote thereon in accordance with their judgment.

NO INCORPORATION BY REFERENCE

In the Company's filings with the SEC, information is sometimes "incorporated by reference."  This means that we are referring shareholders to information that has previously been filed with the SEC and the information should be considered as part of the particular filing.  As provided under SEC regulations, the "Report of the Audit Committee" and the executive compensation discussion contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC.  In addition, this Proxy Statement includes several website addresses.  These website addresses are intended to provide inactive, textual references only.  The information on these websites is not part of this Proxy Statement.  If you have received this document in paper form, the Company's Annual Report to its shareholders for the year ended December 31, 2012, including audited consolidated financial statements, accompanies this Proxy Statement.  Except to the extent expressly provided herein, the Company's Annual Report is not incorporated in this Proxy Statement by reference.

AVAILABLE INFORMATION
The Company's Annual Report on Form 10-K can be located with the Proxy Materials on the Company's website http://www.partech.com/investors/proxy, as well as with the Company's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, which are available under the SEC Filings link on our website http://www.partech.com/investors/xbrl-documents/ as soon as reasonably practicable after the Company electronically files such reports with, or furnishes those reports to, the SEC.  The Company's Corporate Governance Guidelines, Board of Directors committee charters (including the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee) and code of ethics entitled "Code of Business Conduct and Ethics" also are available at that same location on our website.  Stockholders can receive free printed copies of these documents by directing a written or oral request to: PAR Technology Corporation, Attention: Investor Relations, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413-4991, 315-738-0600; http://www.partech.com/investors/investor-relations.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Shareholders may submit proposals on matters appropriate for shareholder action at the Company's Annual Meetings consistent with the regulations adopted by the SEC and the By-Laws of the Company.  To be considered for inclusion in next year's Proxy Statement and form of proxy relating to the 2014 Annual Meeting, any shareholder proposals must be received at the Company's general offices no later than the close of business on December 16, 2013.  If a matter of business is received by March 1, 2014, the Company may include it in the Proxy Statement and form of proxy and, if it does, it may use its discretionary authority to vote on the matter.  For matters that are not received by March 1, 2014, the Company may use its discretionary voting authority when the matter is raised at the Annual Meeting of Shareholders, without inclusion of the matter in its Proxy Statement.  Proposals should be addressed to the attention of:  Corporate Secretary, PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991.  The Company recommends all such submissions be sent by Certified Mail - Return Receipt Requested.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Viola A. Murdock
Assistant Secretary

April 15, 2013

The London NYC Hotel
151 West 54th Street, New York, NY 10019
(212) 307-5000
www.thelondonnyc.com

Hudson
W 60th St
W 59th St
W 58th St
W 57th St
W 55th St
11th Ave
Broadway
Heckscher Fields - Softball Field 1
East Dr
5th Ave
Madison Ave
Hunter College
Dewitt Clinton Park
59 St - Columbus Circle
9th Ave
W 56th St
W 55th St
W 54th St
W 53rd St
W 52nd St
10th Ave
W 57th St
W 59th St
W 58th St
W 56th St
7th Ave
Center Drive
The Pond
Central Park S
E 65th St
E 64th St
E 62nd St
Park Ave
The Touraine
W 50th St
Ariana Kabab
8th Ave
57 St - 7 Av
5 Av/59 St
W 57th St
57 St
Lexington Av/63 St
Pulitzer Fountain
Madison Ave
E 60th St
Hell's Kitchen
W 51st St
W 50th St
W 49th St
W 48th St
W 47th St
W 46th St
9th Ave
50 St
7 Av
Flatotel
6th Ave
W 56th St
W 55th St
Fifth Ave
E 56th St
59 St
Lexington Av/59 St
50 St
8th Ave
7th Ave
W 50th St
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W 53rd St
W 52nd St
W 51st St
E 58th St
E 59th St
49 St
W 46th St
5 Av/53 St
E 57th St
3rd Ave
2nd Ave
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Theater District - Times Square
E 53rd St
E 52nd St
Milford Plaza
47 - 50 Sts - Rockefeller Ctr
5th Ave
Madison Ave
E 55th St
E 54th St
W 41st St
42 St - Port Authority Bus Terminal
W 43rd St
The Night
Sixth Ave
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E 48th St
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Lexington Av/53 St
51 St
Greenacre Park
E 53rd St
W 40th St
7th Ave
Times Sq - 42 St
Times Sq - 42 St
W 38th St
8th Ave
Map data ©2013 Google

PAR Technology Corporation
Important Notice Regarding the Availability of Proxy Materials for the 2013
Annual Meeting of Shareholders to Be Held on May 30, 2013

Name
Address
City, State Zip Code
Dear PAR Technology Corporation Shareholder:
As part of its continuing efforts to conserve the environment and cut unnecessary expense, PAR Technology Corporation has elected to provide Internet access to the proxy materials for its annual shareholder meetings rather than mailing paper copies.  This not only reduces postage and printing expenses, but also and cuts down on paper waste.  You may access the following proxy materials at www.partech.com/investors/proxy: (i) Notice of the 2013 Annual Meeting of Shareholders, (ii) Proxy Statement, (iii) form of Proxy (Proxy Card), and (iv) 2012 Annual Report on Form 10-K.

The 2013 Annual Meeting of Shareholders for PAR Technology Corporation will be held at 3:00 P.M., local time on May 30, 2013 at The London NYC; 151 West 54th Street; New York, New York 10019 for the following purposes:
1.
To elect two Directors of the Company: one Director for a term of office to expire at the 2015 Annual Meeting of Shareholders and one Director for a term of office to expire at the 2016 Annual Meeting of Shareholders;

2.	To obtain a non-binding advisory vote regarding the compensation of the Company's Named Executive Officers;
3.	To obtain a non-binding advisory vote to approve the frequency of future advisory votes on compensation of the Company's Named Executive Officers; and
4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements of the Meeting.
The Board of Directors is not aware of any other such business.  Shareholders of record at the close of business on April 8, 2013 are the Shareholders entitled to vote at the Meeting.

Your Board of Directors recommends a vote of "FOR" in both Proposal 1 and Proposal 2, and, in Proposal 3, recommends an advisory vote be held at a frequency of every ONE YEAR.

This communication is NOT a form for voting and presents only an overview of the more complete proxy materials which contain important information and are available to you on the internet or by mail.  You are encouraged to access and review the proxy materials before voting.

If you want to receive a paper copy or an email copy of these documents, you must request one.  There is no charge to you for requesting a copy.  You can make your request for paper or email copies apply only to the 2013 Annual Meeting of Shareholders, or you can make your request effective for all future annual shareholder meetings (which you may later revoke at any time).  If you would like a paper copy prior to the Meeting date, please make your request for a copy as instructed below on or before May 16, 2013 to facilitate timely delivery.

To request a paper or email copy, you will need the Shareholder Control Number located in the lower right hand corner of this letter. You can make your request in any one of the following ways:

•	Calling the toll-free number: (800) 951-2405
•	Sending an email at fulfillment@rtco.com with your Shareholder Control Number in the subject line
•	Making your request over the Internet by going to: http://www.partech.com/investors/proxy/

Remember you can always vote in person at the Annual Meeting of Shareholders.

'Shareholder Control Number'

REVOCABLE PROXY
PAR TECHNOLOGY CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
MAY 30, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned shareholder of PAR TECHNOLOGY CORPORATION hereby appoints RONALD J. CASCIANO, JOHN W. SAMMON, and SANGWOO AHN, or any one of them, jointly or severally, as proxies with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2013 Annual Meeting of Shareholders to be held on Thursday, May 30, 2013 at 3:00 PM, Local Time, at The London NYC, 151 West 54th Street, New York, New York 10019 and at any adjournment thereof, for the matters set forth and more particularly described in the accompanying Notice of Annual Meeting and Proxy Statement and upon such other matters which may properly come before the meeting.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

____

____

____

Comments:

____

____

____

IMPORTANT ANNUAL MEETING INFORMATION

THE PROXY MATERIALS ARE AVAILABLE ON-LINE AT:

www.partech.com/investors/proxy

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒ **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-hold	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

Nominee for a 2 year term:
(01) Mr. Ronald J. Casciano

Nominee for a 3 year term:
(02) Dr. John W. Sammon

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 AND FOR A ONE YEAR FREQUENCY ON PROPOSAL 3.

If no direction is made, this proxy will be voted FOR Proposals 1 and 2 and for a One Year frequency on Proposal 3.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and if signing for a corporation, please give your title. When shares are in the name of more than one person, all should sign the proxy.

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REVOCABLE PROXY
PAR TECHNOLOGY CORPORATION

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-877-603-0119 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 30, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/par prior to 3 a.m., May 30, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

____

____

____

Comments:

____

____

____

Annual Meeting Materials are available at:
www.partech.com/investors/proxy

FOLD HERE IF YOU ARE VOTING BY MAIL
PLEASE DO NOT DETACH

X

	For	With-hold	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

Nominee for a 2 year term:
(01) Mr. Ronald J. Casciano

Nominee for a 3 year term:
(02) Dr. John W. Sammon

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 AND FOR A ONE YEAR FREQUENCY ON PROPOSAL 3.

If no direction is made, this proxy will be voted FOR Proposals 1 and 2 and for a One Year frequency on Proposal 3.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and if signing for a corporation, please give your title. When shares are in the name of more than one person, all should sign the proxy.

PAR TECHNOLOGY CORPORATION — ANNUAL MEETING, MAY 30, 2013

YOUR VOTE IS IMPORTANT!

Proxy Materials and the Company's Annual Report are available on-line at: www.partech.com/investors/proxy

You can vote in one of three ways:

1. Call **toll free 1-877-603-0119** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **http://www.rtcoproxy.com/par** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

PAR TECHNOLOGY CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
May 30, 2013
3:00 PM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of PAR TECHNOLOGY CORPORATION hereby appoints RONALD J. CASCIANO, JOHN W. SAMMON, and SANGWOO AHN, or any one of them, jointly or severally, as proxies with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2013 Annual Meeting of Shareholders to be held on Thursday, May 30, 2013 at 3:00 PM, Local Time, at The London NYC, 151 West 54th Street, New York, New York 10019 and at any adjournment thereof, for the matters set forth and more particularly described in the accompanying Notice of Annual Meeting and Proxy Statement and upon such other matters which may properly come before the meeting.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 AND FOR A ONE YEAR FREQUENCY ON PROPOSAL 3.

If no direction is made, this proxy will be voted FOR Proposals 1 and 2 and for a One Year frequency on Proposal 3.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

2884